UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

WNS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-32945	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gate 4, Godrej & Boyce Complex Pirojshanagar, Vikhroli (W) Mumbai, India	400 079
HYLO,23rd Floor,103-105 Bunhill Row, Old street London	ECY1Y 8LZ
515 Madison Avenue, 8th Floor, New York, NY	10022
(Addresses of principal executive offices)	(Zip codes)

+91-22-6826-2100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary share, par value 10 pence per share	WNS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Extension of term of Françoise Gri

Ms. Françoise Gri, who is currently serving as a Non-Executive Director of the Company, will complete her current term as director on May 5, 2025. At its meeting held on April 23, 2025, the Board extended Ms. Gri’s term as Class III Director of the Company for an additional period of one year until May 5, 2026. Ms. Gri’s re-appointment is subject to re-election at the next annual general meeting of the Company. The Board believes that the extension of Ms. Gri’s term as a director is in the interest of the Company and its shareholders.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNS (Holdings) Limited (Registrant)

Date: April 24,2025	By:	/s/ Gopi Krishnan
	Name:	Gopi Krishnan
	Title:	General Counsel